UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  July 6, 2009


                                            UCI MEDICAL AFFILIATES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware                                                 0-13265                59-2225346
         (State or Other Jurisdiction of Incorporation)         (Commission File Number)(I.R.S. Employer Identification)





                      4416 Forest Drive, Columbia, South Carolina 29206 (Address, Including Zip Code of Principal Executive Offices)



                                  (803) 782-4278
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 8.01         Other Events

         On July 6, 2009, the Securities and Exchange Commission (the "Commission") filed a complaint (the "Complaint") in the United States District Court for the District of South Carolina against Jerry F. Wells, Jr., the former Executive Vice-President of Finance, Chief Financial Officer, and Secretary of UCI Medical Affiliates, Inc. (the "Company") alleging violations of the Securities and Exchange Act of 1934 and the rules promulgated thereunder, and seeking to permanently enjoin Mr. Wells from engaging in any future violations and from serving as an officer or director of a public company. On July 6, 2009, Mr. Wells filed a Consent with the court stating that he will not oppose the court's awarding the injunction requested by the Commission. On July 8, 2009, the Company issued the press release attached as Exhibit 99.1 hereto and incorporated herein by reference.

         The Complaint alleges, among other things, the following information. Between 2003 and 2008, Mr. Wells embezzled approximately $2.97 million from the Company through a variety of measures including: (1) using the Company's corporate credit card to pay personal expenses; (2) preparing false expense reports and submitting them for reimbursement; and (3) submitting check requests for non-business expenses, including construction work on Mr. Wells' personal residences. Mr. Wells capitalized a portion of the expenses as fixed assets on the Company's balance sheet, rather than expensing them in their entirety as they were incurred, thereby causing the Company to overstate its net earnings in the affected periods. To justify capitalizing some of these expenses, Mr. Wells altered invoices from contractors performing work on his personal residences to indicate that the work was for one of the Company's facilities, and provided fraudulent work descriptions on the related check requests. Mr. Wells signed each of the Company's Forms 10-Q and 10-K and accompanying Sarbanes-Oxley certifications, thereby misrepresenting that they were free of any untrue statements of material fact. In connection with the audit of the Company's annual financial statements, Mr. Wells also signed multiple management representation letters to the Company's auditors, thereby misrepresenting that the Company's financial statements were prepared in conformity with GAAP.

         The misconduct of Mr. Wells, upon which the Complaint and the pending criminal charges brought by the United States Department of Justice are based, was identified during the Company's internal investigation announced on Forms 8-K filed by the Company on December 18, 2008 and January 15, 2009. The internal investigation, which was conducted by the Company's Audit Committee of the Board of Directors, commenced on December 10, 2008, after the Company's former independent registered accounting firm reported certain suspicious transactions to the Audit Committee on that date. On December 17, 2008, the Board of Directors of the Company terminated the employment of Mr. Wells.

         On December 18, 2008, the Company advised the Commission that the Audit Committee had undertaken its internal investigation. With the assistance of Robinson Bradshaw & Hinson, P.A., the outside counsel to the Audit Committee, the Audit Committee diligently conducted its inquiry.

         On Friday, February 20, 2009, the Audit Committee presented its findings regarding the misconduct of Mr. Wells to the Board of Directors of the Company. On Monday, February 23, 2009, the Company reported the results of its investigation to the Office of the United States Attorney and to the Commission. During and since its internal investigation, the Company has fully cooperated, and continues to cooperate fully, with the U.S. Attorney's Office, the Commission, and the Federal Bureau of Investigation in their respective investigations into the misconduct of Mr. Wells.

         On February 27, 2009, Mr. Wells executed a Confession of Judgment and admitted that he owes UCI Medical Affiliates of South Carolina, Inc., a wholly-owed subsidiary of the Company, Two Million Nine Hundred Sixty-Seven Thousand Three Hundred and Eight-Two ($2,967,382) Dollars for transfers made to him or on his behalf and for expenses paid to him or on his behalf.

         As previously announced by the Company on Form 8-K filed on January 15, 2009, the Company currently expects to restate its audited financial statements for the year ended September 30, 2006 and the interim periods in fiscal year 2006 due to errors associated with the improper expense reimbursements and other disbursements requested by and processed on Mr. Wells' behalf. The Company also announced on Form 8-K filed on March 18, 2009 that the Company engaged Elliott Davis, LLC (the "New Auditor") as its independent registered public accounting firm. Depending upon the results of the audit being conducted by the New Auditor, the Company may also determine that it will restate additional prior period financial statements. Because of the work the Company and its New Auditor continue to perform in connection with the restatement of prior period financial statements, the Company has been unable to file its Form 10-K for the year-ended September 30, 2008 ("2008 From 10-K"). Although the Company cannot at this time estimate when it will file its restated financial statements and its 2008 Form 10-K, it is diligently pursuing these matters and intends to make the filings as soon as reasonably practicable after the conclusion of the completion of work regarding its restated financial statements.



Advisory Note Regarding Forward-Looking Statements

         Certain of the statements contained in this Report on Form 8-K are forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. We caution readers of this Form 8-K that such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to materially differ from our current expectations or any results expressed or implied by such forward-looking statements. Specifically, our statements in this Form 8-K regarding the status, preliminary indications and ongoing nature of, and our expectations regarding, the financial statements that we intend to restate or may restate, as well as any estimated amounts and impact of potential adjustments in any restated financial statements are forward-looking statements. Factors that could cause actual results to differ from current expectations include, among other things, additional developments in and findings of the ongoing audit, the possible impact of such developments, factors that may affect the timing of and ability to complete the audit and the time needed for the Company, its counsel and outside auditors to review these matters, any matters arising from the review and preparation of adjustments to our previously issued financial statements and the impact of all such matters on reports filed or to be filed with the Securities and Exchange Commission. These possible impacts include, but are not limited to, the following: damage to our business or reputation; the discovery of items that require additional or greater than expected adjustment to, or restatement of, our historical financial statements; impairment of our ability to prepare and timely file with the Securities and Exchange Commission our future financial reports; possible litigation or regulatory action; or ancillary impacts on our relationships or agreements with employees, vendors, lenders or other constituencies important to our business. We can give no assurance that one or more of these impacts, or other unexpected effects, may result from the audit or expected restatement of our historical financial statements, any one of which could materially and adversely affect our business, results of operations, financial condition, or trading price of our common stock. Other risks we face are described in the Company's annual report on Form 10-K for the year-ended September 30, 2007 and in other reports we file with or furnish to the Securities and Exchange Commission from time to time.

Item 9.01         Financial Statements and Exhibits.

         (a) - (c) Not applicable.

         (d)  Exhibits.

Exhibit 99.1  Press Release of UCI Medical Affiliates, Inc. dated July 8, 2009.


                                   SIGNATURES

         Pursuant to requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        UCI MEDICAL AFFILIATES, INC.



                                        By:  /s/ Joseph A. Boyle, CPA
                                             Joseph A. Boyle, CPA
                                        Title:  Chief Financial Officer
Date: July 8, 2009